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                       Securities and Exchange Commission

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): August 24, 2000

                               DIGITAL RIVER, INC.
             (Exact name of Registrant as specified in its charter)

            Delaware                    000-24643               41-1901640
(State or other jurisdiction of    (Commission File No.)     (I.R.S. Employer
  incorporation or organization)                            Identification No.)

                         9625 W. 76th Street, Suite 150
                          Eden Prairie, Minnesota 55344
               (Address of principal executive offices) (Zip code)

                                 (612) 253-1234
              (Registrant's telephone number, including area code)


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ITEM 2. OTHER EVENTS

         On August 24, 2000, pursuant to an Asset Purchase Agreement dated as of August 24, 2000 (the "Purchase Agreement") by and between the Registrant and NetSales, Inc. ("NetSales"), in exchange for 1,000,000 shares of common stock, the Registrant purchased those assets and assumed those liabilities of NetSales related to NetSales' software services business. The Purchase Agreement includes a contingent earnout whereby NetSales can receive up to an additional 350,000 shares of common stock based on performance over the 180 day period following August 24, 2000. Of the 1,000,000 shares of common stock issued at closing, 100,000 shares were placed in escrow to secure certain indemnification obligations contained in the Purchase Agreement. Subject to outstanding claims, the escrow will terminate 9 months following the closing.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

         (a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         It is impracticable for Registrant to file herewith the required financial statements in this Current Report on Form 8-K. The required financial statements will be filed by amendment as soon as practicable, but not later than 60 days after the date of this Current report on From 8-K is required to be filed.

         (b)   PRO FORMA FINANCIAL INFORMATION.

         It is impracticable for Registrant to file herewith the required pro forma financial statements in this Current Report on Form 8-K. The required pro forma financial statements will be filed by amendment as soon as practicable, but not later than 60 days after the date of this Current report on From 8-K is required to be filed.

         (c)   EXHIBITS.

         EXHIBIT NO.   DESCRIPTION

             2.1 Asset Purchase Agreement, dated August 24, 2000, by and between Registrant and NetSales, Inc.

            20.1       Press release of the Registrant dated August 25, 2000.



                                       2.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            DIGITAL RIVER, INC
                                            (Registrant)

Date:  September 5, 2000                    BY:  /s/ ROBERT E. STRAWMAN
                                               ------------------------------
                                               Robert E. Strawman
                                               Chief Financial Officer
                                               (Principal Financial and
                                                Accounting Officer)

                                       3.